As filed with the Securities and Exchange Commission on July 1, 2003
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                               CALPINE CORPORATION
             (Exact name of registrant as specified in its charter)

      Delaware                                         77-0212977
  (State or other jurisdiction              (IRS employer identification number)
of incorporation or organization)

       50 West San Fernando Street, San Jose, California       95113
            (Address of principal executive offices)         (Zip code)
                                  ------------

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                                  ------------

                                Peter Cartwright
                 Chairman, President And Chief Executive Officer
                               Calpine Corporation
             50 West San Fernando Street, San Jose, California 95113
                                 (408) 995-5115
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  ------------

                         CALCULATION OF REGISTRATION FEE
                                                           Proposed Maximum    Proposed Maximum
Title of Each Class of Securities         Amount to be      Offering Price         Aggregate            Amount of
to be Registered                          Registered(2)      per Share(3)      Offering Price(3)    Registration Fee
---------------------------------         -------------    ----------------    -----------------    ----------------
Common Stock, $.001 par value(1)....        8,000,000           $6.25             $50,000,000            $4,045
---------------

(1) Includes certain preferred stock purchase rights (the "Rights") associated with shares of the Common Stock issued pursuant to the Amended and Restated Rights Agreement, dated as of September 19, 2001 (the "Rights Agreement"), between the registrant and Equiserve Trust Company, N.A., as rights agent. Until the occurrence of certain events specified in the Rights Agreement, none of which have occurred, the Rights are not exercisable, are evidenced by the certificate representing the Common Stock and will be transferred along with and only with the Common Stock.
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "1933 Act"), the number of shares registered by this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Calpine Corporation.
(3) Calculated in accordance with Rule 457(h) under the 1933 Act, based on the average of the high and low selling prices per share of Common Stock on June 24, 2003, as reported by The New York Stock Exchange.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Calpine Corporation ("Calpine") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

        o The Annual Report on Form 10-K of Calpine for the year ended December 31, 2002, filed with the SEC on March 31, 2003;

        o The Quarterly Report on Form 10-Q of Calpine for the quarter ended dated March 31, 2003, filed with the SEC on July 1, 2003.

        o The Current Reports on Form 8-K of Calpine, filed on January 23, 2003, January 24, 2003, February 11, 2003, February 14, 2003, March
           4, 2003,  March 12, 2003, April 17, 2003, May 13, 2003, May 20, 2003,
           May 27, 2003,  June 3, 2003,  June 5, 2003,  June 13, 2003,  June 18,
           2003, June 24, 2003, June 26, 2003 and June 26, 2003.

        o The description of the shares of Common Stock contained in Calpine's Registration Statement on Form 8-A, dated August 20, 1996, filed pursuant to Section 12 of the Exchange Act, and any amendment or report subsequently filed for the purpose of updating that description; and

        o The description of the preferred stock purchase rights contained in Calpine's Registration Statement on Form 8-A, filed with the SEC on June 18, 1997, as amended by Calpine's Registration Statement on Form 8-A/A, filed with the SEC on June 24, 1997, and Calpine's Registration Statement on Form 8-A/A, filed with the SEC on September 28, 2001, pursuant to Section 12 of the Exchange Act, and any additional amendment or report subsequently filed for the purpose of updating that description.

     All documents filed by Calpine pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with Delaware Law, the certificate of incorporation of Calpine contains a provision to limit the personal liability of the directors of Calpine for violations of their fiduciary duty. This provision eliminates each director's liability to Calpine or its stockholders for monetary damages except
(i) for any breach of the director's duty of loyalty to Calpine or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Article Ten of Calpine's bylaws provides for indemnification of the officers and directors of Calpine to the fullest extent permitted by applicable law.

     Calpine has entered into indemnification agreements with its directors and officers. These agreements provide substantially broader indemnity rights than those provided under the Delaware Law and Calpine's bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against Calpine or its directors or officers, but if a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by Calpine, and Calpine would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of Calpine but would be offset by Calpine's obligations to the director or officer under the indemnification agreement. In addition, the directors of Calpine are insured under officers and directors liability insurance policies.


Item 7.  Exemption from Registration Claimed

         Not Applicable

Item 8.  Exhibits

     The following exhibits are filed herewith or incorporated by reference herein:

    EXHIBIT
    NUMBER                            DESCRIPTION
    -------                           -----------

     *4.1   Amended  and  Restated   Certificate  of  Incorporation  of  Calpine
            Corporation (a)
     *4.2   Certificate of Correction of Calpine Corporation (b)
     *4.3   Certificate  of  Amendment of Amended and  Restated  Certificate  of
            Incorporation of Calpine Corporation (c)
     *4.4   Certificate of Designation of Series A Participating Preferred Stock
            of Calpine Corporation (b)
     *4.5   Amended   Certificate  of  Designation  of  Series  A  Participating
            Preferred Stock of Calpine Corporation (b)
     *4.6   Amended   Certificate  of  Designation  of  Series  A  Participating
            Preferred Stock of Calpine Corporation (c)
     *4.7   Certificate  of Designation  of Special  Voting  Preferred  Stock of
            Calpine Corporation (d)
     *4.8   Certificate of Ownership and Merger Merging  Calpine Natural Gas GP,
            Inc. into Calpine Corporation (e)
     *4.9   Certificate  of Ownership  and Merger  Merging  Calpine  Natural Gas
            Company into Calpine Corporation (e)
     *4.10  Amended and Restated By-laws of Calpine Corporation (f)
     *4.11  Amended and Restated  Rights  Agreement,  dated as of September  19,
            2001, between Calpine Corporation and EquiServe Trust Company, N.A.,
            as Rights Agent (g)
     +5.1   Opinion  of  Lisa  M.  Bodensteiner,   General  Counsel  of  Calpine
            Corporation
     +23.1  Consent  of  Lisa  M.  Bodensteiner,   General  Counsel  of  Calpine
            Corporation (included in Exhibit 5.1)
     +23.2 Consent of Deloitte & Touche LLP, Independent Public Accountants +23.3 Consent of Ernst & Young LLP, Independent Chartered Accountants +23.4 Consent of Netherland, Sewell & Associates, Inc., independent engineer
     +23.5  Consent of  Gilbert  Laustsen  Jung  Associates,  Ltd.,  independent engineer
     +24.1  Power of Attorney of Officers and  Directors of Calpine  Corporation
            (set forth on the signature  pages of this  Registration  Statement)
----------

+    Filed herewith.

*    Incorporated by reference.

(a) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-40652), filed with the SEC on June 30, 2000.
(b) Incorporated by reference to Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 15, 2001.
(c) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-66078), filed with the SEC on July 27, 2001.
(d) Incorporated by reference to Calpine Corporation's Quarterly Report on Form 10-Q dated March 31, 2001, filed with the SEC on May 15, 2001.
(e) Incorporated by reference to Calpine Corporation's Quarterly Report on Form 10-Q dated March 31, 2002, filed with the SEC on May 15, 2002.
(f) Incorporated by reference to Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 29, 2002.
(g) Incorporated by reference to Calpine Corporation's Registration Statement on Form 8-A/A (Registration No. 011-12079) filed with the SEC on September 28, 2001.

Item 9.  Undertakings

     (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act if 1933;

          (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment described under paragraph (1), above, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  The   undersigned   registrant   hereby   undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining liability any under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this first day of July, 2003.

                                            CALPINE CORPORATION


                                            By: /s/  Ann B. Curtis
                                                --------------------------------
                                                Ann B. Curtis
                                                Executive Vice President and
                                                Vice Chairman

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Calpine Corporation, a Delaware corporation, do hereby constitute and appoint Peter Cartwright and Ann
B. Curtis and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

      Signature                             Title                      Date
      ---------                             -----                      ----

/s/   Peter Cartwright          Chairman, President, Chief          July 1, 2003
----------------------------    Executive Officer and Director
      Peter Cartwright          (Principal Executive Officer)


/s/   Ann B. Curtis             Executive Vice President,           July 1, 2003
----------------------------    Vice Chairman and Director
      Ann B. Curtis

/s/   Robert D. Kelly           Executive Vice President and        July 1, 2003
----------------------------    Chief Financial Officer
      Robert D. Kelly           (Principal Financial Officer)


/s/   Charles B. Clark          Senior Vice President and           July 1, 2003
----------------------------    Corporate Controller
      Charles B. Clark, Jr.     (Principal Accounting Officer)


                                         Director                   July 1, 2003
----------------------------
      Kenneth T. Derr

/s/   Jeffrey E. Garten                  Director                   July 1, 2003
----------------------------
      Jeffrey E. Garten

/s/   Gerald Greenwald                   Director                   July 1, 2003
----------------------------
      Gerald Greenwald

/s/   Susan C. Schwab                    Director                   July 1, 2003
----------------------------
      Susan C. Schwab

/s/   George J. Stathakis                Director                   July 1, 2003
----------------------------
      George J. Stathakis

                                         Director                   July 1, 2003
----------------------------
      Susan Wang

/s/   John O. Wilson                     Director                   July 1, 2003
----------------------------
      John O. Wilson

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                               CALPINE CORPORATION


    EXHIBIT
     NUMBER                        DESCRIPTION
     ------                        -----------

     *4.1   Amended  and  Restated   Certificate  of  Incorporation  of  Calpine
            Corporation (a)
     *4.2   Certificate of Correction of Calpine Corporation (b)
     *4.3   Certificate  of  Amendment of Amended and  Restated  Certificate  of
            Incorporation of Calpine Corporation (c)
     *4.4   Certificate of Designation of Series A Participating Preferred Stock
            of Calpine Corporation (b)
     *4.5   Amended   Certificate  of  Designation  of  Series  A  Participating
            Preferred Stock of Calpine Corporation (b)
     *4.6   Amended   Certificate  of  Designation  of  Series  A  Participating
            Preferred Stock of Calpine Corporation (c)
     *4.7   Certificate  of Designation  of Special  Voting  Preferred  Stock of
            Calpine Corporation (d)
     *4.8   Certificate of Ownership and Merger Merging  Calpine Natural Gas GP,
            Inc. into Calpine Corporation (e)
     *4.9   Certificate  of Ownership  and Merger  Merging  Calpine  Natural Gas
            Company into Calpine Corporation (e)
     *4.10  Amended and Restated By-laws of Calpine Corporation (f)
     *4.11  Amended and Restated  Rights  Agreement,  dated as of September  19,
            2001, between Calpine Corporation and EquiServe Trust Company, N.A.,
            as Rights Agent (g)
     +5.1   Opinion  of  Lisa  M.  Bodensteiner,   General  Counsel  of  Calpine
            Corporation
     +23.1  Consent  of  Lisa  M.  Bodensteiner,   General  Counsel  of  Calpine
            Corporation (included in Exhibit 5.1)
     +23.2 Consent of Deloitte & Touche LLP, Independent Public Accountants +23.3 Consent of Ernst & Young LLP, Independent Chartered Accountants +23.4 Consent of Netherland, Sewell & Associates, Inc., independent engineer
     +23.5  Consent of  Gilbert  Laustsen  Jung  Associates,  Ltd.,  independent engineer
     +24.1  Power of Attorney of Officers and  Directors of Calpine  Corporation
            (set forth on the signature  pages of this  Registration  Statement)
----------

+     Filed herewith.

*     Incorporated by reference.

(a) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-40652), filed with the SEC on June 30, 2000.
(b) Incorporated by reference to Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 15, 2001.
(c) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-66078), filed with the SEC on July 27, 2001.
(d) Incorporated by reference to Calpine Corporation's Quarterly Report on Form 10-Q dated March 31, 2001, filed with the SEC on May 15, 2001.
(e) Incorporated by reference to Calpine Corporation's Quarterly Report on Form 10-Q dated March 31, 2002, filed with the SEC on May 15, 2002.
(f) Incorporated by reference to Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 29, 2002.
(g) Incorporated by reference to Calpine Corporation's Registration Statement on Form 8-A/A (Registration No. 011-12079) filed with the SEC on September 28, 2001.

                                                                     EXHIBIT 5.1
                       [LETTERHEAD OF CALPINE CORPORATION]

                                           July 1, 2003



Board of Directors
Calpine Corporation
50 West San Fernando Street
San Jose, California  95113


Ladies and Gentlemen:

     I am Executive Vice President and General Counsel of Calpine Corporation, a Delaware corporation (the "Company"). I am providing this opinion in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of eight million shares of the Company's common stock, par value $.001 per share (the "Shares"), for offer and sale under the Company's 2000 Employee Stock Purchase Plan, as amended (the "Plan"). The registration is being effected pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on July 1, 2003 (the "Registration Statement")

     I have reviewed, or persons acting under my direction have reviewed, such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of rendering this opinion, including (i) the Certificate of Incorporation and the Bylaws of the Company, (ii) minutes of the corporate proceedings of the Company with respect to the proposed issuance and registration of the Shares and (iii) the Registration Statement and each of the exhibits thereto. I have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by me to be responsible as to any facts material to the opinions expressed herein.

     Based upon the foregoing, I am of the opinion that the Shares have been duly authorized, and when issued in accordance with the terms and conditions of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

     I am a member of the bar of the State of California. I do not purport to be an expert in, and do not express any opinion on, any laws other than the Delaware General Corporation Law.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act.

                                           Very truly yours,


                                           /s/ LISA M. BODENSTEINER

                                           Lisa Bodensteiner
                                           Executive Vice President and
                                           General Counsel

                                                                    EXHIBIT 23.1
Included in Exhibit 5.1

                                                                    EXHIBIT 23.2
                     [Letterhead of Deloitte & Touche LLP]


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Calpine Corporation on Form S-8 of our report dated March 10, 2003 (March 26, 2003, as to paragraphs two, three and four of Note 29), which report expresses an unqualified opinion and includes an explanatory paragraph as to the restatement of the 2001 and 2000 consolidated financial statements and an emphasis paragraph relating to the adoption of new accounting standards, appearing in and incorporated by reference in the Annual Report on Form 10-K of Calpine Corporation for the year ended December 31, 2002.


                                           /s/ DELOITTE & TOUCHE LLP
San Jose, California
July 1, 2003

                                                                    EXHIBIT 23.3
                        [Letterhead of Ernst & Young LLP]


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXX) pertaining to the 2000 Employee Stock Purchase Plan of Calpine Corporation of our report dated February 16, 2001, with respect to the consolidated financial statements of Encal Energy Ltd. for the year ended December 30, 2000 included as an appendix to Calpine Corporation's Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.





                                           /s/ ERNST & YOUNG LLP

Calgary, Alberta
July 1, 2003

                                                                    EXHIBIT 23.4
              [Letterhead of Netherland, Sewell & Associates, Inc.]


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 dated July 1, 2003 of our report included in Calpine Corporation's Form 10-K for the year ended December 31, 2002 regarding Calpine Corporation's estimated domestic proved reserves and to the references to this firm included in the Registration Statement.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           By: /s/ Danny D. Simmons
                                               --------------------
                                               Danny D. Simmons
                                               Executive Vice President


Houston, Texas
July 1, 2003

                                                                    EXHIBIT 23.5
              [Letterhead of Gilbert Laustsen Jung Associated Ltd.]


                                LETTER OF CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 dated July 1, 2003 of our report included in Calpine Corporation's Form 10-K for the year ended December 31, 2002 regarding Calpine Corporation's estimated Canadian proved reserves and to the references to this firm included in the Registration Statement.


                                           Yours Truly,

                                           GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

                                           /s/ Myron Hladyshevsky
                                           Myron J. Hladyshevsky, P. Eng.
                                           Vice-President


Calgary, Alberta
July 1, 2003